As filed with the Securities and Exchange Commission on June 28, 1996
                              Registration No. 33-
- --------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                         -----------------------------
                            THE LEATHER FACTORY, INC.
                (Name of registrant as specified in its charter)

           Delaware                                          75-2543540
(State or other jurisdiction of                           (I.R.S. Employer)
 incorporation or organization)                           Identification No.)

                            3847 East Loop 820 South
                             Fort Worth, Texas 76119
                                 (817) 496-4414
                        (Address and telephone number of
               principal executive offices and place of business)
                         -----------------------------
              THE 1995 DIRECTOR NON-QUALIFIED STOCK OPTION PLAN OF
                            THE LEATHER FACTORY, INC.
                          THE 1995 STOCK OPTION PLAN OF
                            THE LEATHER FACTORY, INC.
                            (Full title of the plans)
                         -----------------------------
                                JOHN TITTLE, JR.
                      Treasurer and Chief Financial Officer
                            The Leather Factory, Inc.
                            3847 East Loop 820 South
                             Fort Worth, Texas 76119
                                 (817) 496-4414
                      (Name, address and telephone number,
                   including area code, of agent for service)
                         -----------------------------
                                   copies to:
                                BRIAN D. BARNARD
                            Haynes and Boone, L.L.P.
                               1300 Burnett Plaza
                                801 Cherry Street
                             Fort Worth, Texas 76102
                                 (817) 347-6605
                         -----------------------------
        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.
                         -----------------------------
                         CALCULATION OF REGISTRATION FEE

 Title of Each Class of       Amount to be         Proposed Maximum        Proposed Maximum            Amount of
    Securities to be           Registered         Offering Price Per      Aggregate Offering        Registration Fee
       Registered                                        Share                   Price
- ---------------------------------------------------------------------------------------------------------------------
Common Stock                1,100,000 shares              <F1>               2,709,630<F1>               $934.36
$0.0024 par value
- ---------------------------------------------------------------------------------------------------------------------

<F1> The following  stock  options have been granted under The Leather  Factory,
     Inc. Stock Option Plans: (i) options to purchase an aggregate of 506,000 shares were granted on September 26, 1995 having an exercise price of $3.0625 per share and (ii) options to purchase an aggregate of 2,000 shares were granted on May 22, 1996 having an exercise price of $2.0625 per share. With respect to the remaining 592,000 shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933 on the basis of the average high and low sale prices for The Leather Factory, Inc.'s Common Stock reported on the American Stock Exchange on June 25, 1996 ($1.9525 per share).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby states that (i) the documents listed in (a) and (b) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

     (c) The description of the Registrant's Common Stock, $0.0024 par value, contained in the Registrant's Registration Statement on Form 8-B, filed with the Securities and Exchange Commission on August 16, 1994, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

        Not  applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful.

     The Bylaws of the Registrant require indemnification by the Registrant of its officers and directors to the fullest extent permitted by law, and permits the Board of Directors to indemnify, at its discretion, other employees or agents of the Registrant to the extent permitted by law.

Item 7. Exemption from Registration Claimed.

        Not  applicable.

Item 8. Exhibits.

     The exhibits listed on the accompanying Exhibit Index, which immediately precedes such exhibits, are filed or incorporated by reference as a part of this Registration Statement and such Exhibit Index.

Item 9. Undertakings.

        The  undersigned hereby undertakes:

     (1)  To  file,   during  any  period  in  which  it  offers  or  sells,   a
post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to the Registrant, if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act of 1934 in this Registration Statement;

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 28, 1996.

                                          THE LEATHER FACTORY, INC.



                                 By:      /s/  Wray Thompson
                                          -------------------------------------
                                          Wray Thompson, Chairman of the Board,
                                          President, and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of The Leather Factory, Inc., a Delaware corporation, do hereby constitute and appoint John Tittle, Jr. and William M. Warren, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted included the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


               Signature                  Title                     Date
- --------------------------------------------------------------------------------


/s/  John Tittle, Jr.             Chief Financial Officer,      June 28, 1996
- ----------------------------      Treasurer, Principal
John Tittle, Jr.                  Accounting Officer, and
                                  Director

/s/  Wray Thompson                Chairman of the Board         June 28, 1996
- ----------------------------
Wray Thompson

/s/  Ronald C. Morgan             Director                      June 28, 1996
- ----------------------------
Ronald C. Morgan

/s/  Robin L. Morgan              Director                      June 28, 1996
- ----------------------------
Robin L. Morgan

/s/  William M. Warren            Director                      June 28, 1996
- ---------------------------
William M. Warren

/s/  Luther A. Henderson          Director                      June 28, 1996
- ----------------------------
Luther A. Henderson

/s/  Robert M. Rough              Director                      June 28, 1996
- ----------------------------
Robert M. Rough

/s/  H. W. Markwardt              Director                      June 28, 1996
- ----------------------------
H. W. Markwardt

                   THE LEATHER FACTORY, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX

Exhibit                                                                          Sequentially
Number                          Description                                      Numbered Page
- ----------------------------------------------------------------------------------------------
 4.1      The 1995  Director  Non-Qualified  Stock  Option  Plan of The  Leather
          Factory,  Inc., filed as Exhibit 10.16 to the Quarterly Report on Form
          10-QSB of The Leather  Factory,  Inc.  (Commission  File No.  1-12368)
          filed with the  Securities  and  Exchange  Commission  on November 10,
          1995, and incorporated by reference herein.

 4.2      The Stock Option  Agreement of the 1995 Director  Non-Qualified  Stock
          Option Plan of The Leather Factory, Inc., filed as Exhibit 10.16 to the Quarterly Report on Form 10-QSB of The Leather Factory, Inc.
          (Commission  File No.  1-12368) filed with the Securities and Exchange
          Commission on November 10, 1995, and incorporated by reference herein.

 4.3      The 1995 Stock  Option Plan of The  Leather  Factory,  Inc.,  filed as
          Exhibit  10.17 to the  Quarterly  Report on Form 10-QSB of The Leather
          Factory, Inc. (Commission File No. 1-12368) filed with the Securities and Exchange Commission on November 10, 1995, and incorporated by reference herein.

 4.4      The Incentive Stock Option  Agreement of the 1995 Stock Option Plan of
          The Leather  Factory,  Inc.,  filed as Exhibit  10.17 to the Quarterly
          Report on Form 10-QSB of The Leather  Factory,  Inc.  (Commission File
          No. 1-12368) filed with the Securities and Exchange Commission on November 10, 1995, and incorporated by reference herein.

 4.5      The Non-Qualified Stock Option Agreement of the 1995 Stock Option Plan
          The Leather  Factory,  Inc.,  filed as Exhibit  10.17 to the Quarterly
          Report on Form 10-QSB of The Leather  Factory,  Inc.  (Commission File
          No. 1-12368) filed with the Securities and Exchange Commission on November 10, 1995, and incorporated by reference herein.

 5.1*     Opinion of Haynes and Boone, L.L.P.

23.1*     Consent of Arthur Andersen LLP dated June 26, 1996.

23.2*     Consent of Haynes and Boone, L.L.P. (contained in Exhibit 5.1)

24.1*     Powers of Attorney (included on signature page)

- ---------------
*Filed herewith.

                                       II-6
